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[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]

                                                                      EXHIBIT 23

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
FMC Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of FMC Corporation of our reports dated September 24, 1997, relating to the Statements of Financial Position of the United Defense, L.P. York Plan as of March 31, 1997 and 1996, and the Statements of Earnings and Changes in Plan Equity for each of the years in the two-year period ended March 31, 1997 and the period from January 1, 1995 through March 31, 1995 and the Statements of Financial Position of the United Defense, L.P. Salaried Employees Plan as of March 31, 1997 and 1996, and the Statements of Earnings and Changes in Plan Equity for each of the years in the two-year period ended March 31, 1997 and the period from January 1, 1995 through March 31, 1995.

                                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 26, 1997